Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

AVITA MEDICAL, INC.

Approved by the Board of Directors of AVITA Medical, Inc.
on November 4, 2026

ARTICLE I

Meeting of Stockholders

Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the board of directors (the "Board of Directors") of AVITA Medical, Inc. (as such name may be changed in accordance with applicable law, the "Corporation") from time to time. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 1.2. Special Meetings.

(A)
Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, as amended, restated, supplemented or otherwise modified (the "Certificate of Incorporation"), (1) may be called at any time solely by the order of a majority of the Whole Board, or by the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (2) shall be called by the Corporate Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation (the "Requisite Percentage"), subject to and in compliance with these bylaws. Any special meeting of stockholders called by the Board of Directors pursuant to clause (1) of the foregoing sentence may be postponed at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. For purposes of these bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, or any unfilled newly created directorships.

(B)
Any request by stockholders to call a special meeting in accordance with Section 1.2(A)(2) of these bylaws shall (1) be delivered to, or mailed to and received by, the Corporate Secretary of the Corporation at the Corporation's principal executive offices, (2) be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, (3) set forth the purpose or purposes of the meeting, and (4) include all of the information required by Section l.13(A)(2) as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) proposing such business or nominations, and a representation by the stockholder(s) proposing such business that within five business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. A special meeting requested by stockholders constituting the Requisite Percentage in accordance with Section 1.2(A)(2) of these bylaws shall be held at such date, time and place, if any, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call such special meeting is received by the Corporate Secretary pursuant to this Section 1.2(B) or such later date as shall be required to allow the Corporation to comply with the Exchange Act (as defined below), if applicable.

(C)
Notwithstanding the foregoing, a special meeting requested by stockholders in accordance with Section 1.2(A)(2) of these bylaws shall not be held if: (1) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (2) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within one hundred twenty (120) days after the request for the special meeting is delivered to or received by the Corporate Secretary pursuant to Section 1.2(B) of these bylaws and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the purpose specified in the request, (3) an annual or special meeting was held not more than one hundred twenty (120) days before such request to call the special meeting was received by the Corporate Secretary pursuant to Section 1.2(B) of these bylaws, which such annual or special meeting included the purpose specified in such request, or (4) the special meeting requested by stockholders constituting the Requisite Percentage involves or was made in a manner that involved a violation of or does or did not comply with the Certificate of Incorporation, these bylaws, Regulation 14A under the Exchange Act or other applicable law.

(D)
A stockholder may revoke a request for a special meeting at any time by written revocation delivered to, or mailed to and received by, the Corporate Secretary at the Corporation’s principal executive offices. If, at any time after receipt by the Corporate Secretary of the Corporation of a proper request for a special meeting of stockholders pursuant to this Section 1.2, there are no longer valid requests from stockholders holding in the aggregate at least the Requisite Percentage, whether because of revoked requests or otherwise, the Board of Directors, in its discretion, may cancel the special meeting (or, if the special meeting has not yet been called, may not call such special meeting or direct the Corporate Secretary of the Corporation not to call such special meeting).

(E) Each stockholder constituting the Requisite Percentage must (1) be a stockholder of record of outstanding shares of common stock of the Corporation at the time the request by stockholders to call a special meeting in accordance with Section 1.2(A)(2) of these Bylaws is delivered to the Secretary of the Corporation pursuant to Section 1.2(B) of these Bylaws, (2) be entitled to vote at such special meeting, and (3) have been a stockholder of record of outstanding shares of common stock of the Corporation continuously for a period of at least one (1) year prior to the time the request by the stockholders to call a special meeting in accordance with Section 1.2(A)(2) of these Bylaws is delivered to the Secretary of the Corporation pursuant to Section 1.2(B) of these Bylaws.

(F) Except as otherwise provided by law, the Board of Directors shall have the power and duty (1) to determine whether a request by stockholders to call a special meeting in accordance with Section 1.2(A)(2) of these Bylaws was requested in accordance with the procedures of this Section 1.2 and (2) if any request by stockholders to call a special meeting in accordance with Section 1.2(A)(2) of these Bylaws was not requested in accordance with the procedures of this Section 1.2 to determine that such special meeting shall not be called (or, if such special meeting shall have been called, may cancel such special meeting).

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's mailing address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.3 hereto. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for determining stockholders entitled to notice of such adjourned meeting in accordance with Section 1.8(A) of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, at each meeting of stockholders the presence in person, by remote communication (if applicable), or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders so present (in person, by remote communication (if applicable), or by proxy) and entitled to vote may adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall be present in person or represented by proxy. be present in person or represented by proxy. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is controlled, directly or indirectly, by the Corporation. Nothing in the foregoing sentence shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a presiding person designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Corporate Secretary shall act as secretary of the meeting of stockholders, but in his or her absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Corporate Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person, by remote communication (if applicable), or by proxy and entitled to vote thereon.

Section 1.8. Fixing Date for Determination of Stockholders of Record.

(A)
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal executive office of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person, by remote communication (if applicable), or by proxy at any meeting of stockholders.

Section 1.10. Action by Written or Electronic Consent of Stockholders.

(A)
Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents, setting forth the action so taken, shall be signed by the holders of record on the record date established pursuant to Section 1.10(B) (the “Written Consent Record Date”) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the DGCL.

(B)
Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Corporate Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 1.10 from any such stockholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the close of business on the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 1.10, and (ii) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 1.11. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting (for any or no reason), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person presiding over the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, or the Corporation’s Board of Directors, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare, or in the instance of the Board of Directors, have declared on its behalf, to the meeting that a matter or business was not properly brought before the meeting and if person presiding over the meeting or the Board of Directors should so determine, the person presiding over the meeting shall so declare, or in the instance of the Board of Directors, shall have declared on its behalf, to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13. Notice of Stockholder Business and Nominations.

(A)
Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation both at the time the notice provided for in this Section 1.13 is delivered to the Corporate Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2)
For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(l) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Corporate Secretary, at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, , (iii) a description of (1) any plans or proposals which such stockholder, beneficial owner, if any, or any related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 on Schedule 13D of the Exchange Act and (2) any agreement, arrangement or understanding with respect to the nomination or other business existing presently or existing during the past twenty-four (24) months between or among such stockholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 on Schedule 13D of the Exchange Act, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable); (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, together with any proportionate interest in shares of capital stock of the Corporation or any such arrangement held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or beneficial owner is a general partner, manager or managing member or beneficially owns an interest in the general partner, manager or managing member, (v) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, (vi) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (vii) any other material relationship between such stockholder or beneficial owner and the Corporation, and, (viii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person, by remote communication (if applicable), or by proxy at the meeting to propose such business or nomination, (ix) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposed business or, in the case of a nomination, to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposed business or nomination, and (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposed business and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present such business at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposed business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)
Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to the additional directorships, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.Unless otherwise required by law, (a) no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act, including the provision of notices required thereunder in a timely manner, and (b) if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) or fails to provide, no later than seven (7) business days prior to the applicable meeting, reasonable evidence sufficient to satisfy the Corporation that it has met the requirements of Rule 14a-19(a)(3), then the nomination of such stockholder’s proposed nominees shall be disregarded, notwithstanding that such nominees are included in the Corporation’s proxy materials and that proxies or votes in respect of such nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(4)
Each candidate for nomination by a stockholder must have previously delivered to the Corporate Secretary at the principal executive offices of the Corporation (a) a completed written questionnaire (in the form provided by the Corporation within ten (10) days upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation within ten (10) days upon written request of any stockholder of record therefor) that such candidate (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such candidate, if elected, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (iii) if elected, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors, and (iv) if elected, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(5)
A stockholder providing notice of any nomination or other business shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Corporate Secretary at the principal executive offices of the Corporation not later than five (5) business days after such record date (in the case of the update as of the record date) and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (in the case of the update as of ten (10) business days prior to the meeting). Such obligation shall not limit the Corporation’s rights with respect to any deficiencies in any notice, extend any applicable deadline or permit a stockholder to change or add any nominee or business.

(B)
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (or any supplement thereto) (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record both at the time the notice provided for in this Section 1.13 is delivered to the Corporate Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C)
General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the Board of Directors or the person presiding over the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before a meeting of stockholders of the Corporation was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposed business is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposed business in compliance with such stockholder's representation as required by clause (A)(2)(c)(ix) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare or announce (at such meeting or otherwise) that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation, either in person or by means of remote communication (if applicable), to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders.

(2)
For purposes of this Section 1.13, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)
Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including paragraphs (A)(l)(c) and (B) hereof), and compliance with paragraphs (A)(l)(c) and (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2) of this Section 1.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any (a) rights or obligations of stockholders to request inclusion of nominations or proposed business in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. Subject to the Certificate of Incorporation, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Whole Board. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year and until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect when such notice is delivered unless the resignation specifies (a) a later effective date, or (b) an effective date determined upon the happening of an event or events, such as the failure to receive the required vote for reelection as a director and the acceptance of such resignation by the Board of Directors. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled only by vote of a majority of the directors then in the office, even if less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chief Executive Officer, the Corporate Secretary, the Chairman of the Board of Directors, or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the Whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or, in his or her absence, by a chairman chosen at the meeting. The Corporate Secretary shall act as secretary of the meeting, but in his or her absence, the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the consent or consents relating thereto are filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

Section 2.9. Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may elect one or more of its members to serve as Chairman or Vice-Chairman of the Board of Directors and may fill any vacancy in such position at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a ViceChairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors. The fact that a person serves as either Chairman or Vice-Chairman of the Board of Directors shall not make such person considered an officer of the Corporation.

Section 2.10. Compensation of Directors. If the Corporation is admitted to the official list of ASX Limited ("ASX"), this Section 2.10 shall apply. Directors may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors. The maximum aggregate annual cash fee pool from which non-executive directors may be paid for their service as a member of the Board of Directors, exclusive of expense reimbursement, genuine "special exertion" fees paid in accordance with these bylaws and equity grants, shall not exceed A$450,000 (or such larger sum as may be approved by the stockholders at an annual or special meeting of the stockholders).

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

Officers

Section 4.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, a Corporate Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine, which may include, without limitation, one or more Vice Presidents, Assistant Corporate Secretaries, or Assistant Treasurers. Any number of offices may be held by the same person. Each of the Corporation's officers shall be elected by the Board of Directors, each to have such authority, functions, or duties as set forth in these bylaws or as determined by the Board of Directors. Each officer shall hold office for such term as may be prescribed by the Board of Directors and until such person's successor shall have been duly chosen and qualified, or until such person's earlier death, disqualification, resignation, or removal.

Section 4.2 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer may resign at any time upon notice given in writing to the Corporation or otherwise in accordance with the General Corporation Law of the State of Delaware. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified or until such officer’s earlier death, resignation, or removal.

Section 4.3 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board. Unless otherwise provided in these bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 4.4 President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In the absence of a separately appointed President, the Chief Executive Officer shall be the President.

Section 4.5 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In the absence of a separately appointed Treasurer, the Chief Financial Officer shall be the Treasurer.

Section 4.6 Vice Presidents. The Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.7 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.8 Corporate Secretary. The powers and duties of the Corporate Secretary are to: (i) act as secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) see that all notices required to be given by the Corporation are duly given and served; (iii) act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to any documents requiring such seal, the execution, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (iv) have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) perform all of the duties incident to the office of Corporate Secretary. The Corporate Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.9 Additional Matters. The Chief Executive Officer and the Chief Financial Officer shall have the authority to designate employees of the Corporation to have the title of Assistant Vice President, Assistant Treasurer, or Assistant Corporate Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 4.10 Execution of Contracts and Instruments. All contracts, deeds, mortgages, bonds, certificates, checks, drafts, bills of exchange, notes and other instruments or documents to be executed by or in the name of the Corporation shall be signed on the Corporation's behalf by such officer or officers, or other person or persons, as may be so authorized (i) by the Board of Directors, or (ii) subject to such limitations, if any, as the Board of Directors may impose, by the Chief Executive Officer. Such authority may be general or confined to specific instances and, if the Board of Directors or Chief Executive Officer (whichever grants authority) so authorizes or otherwise directs, may be delegated by the authorized officers to other persons. Unless otherwise provided in such resolution, any resolution of the Board of Directors or a committee thereof authorizing the Corporation to enter into any such instruments or documents or authorizing their execution by or on behalf of the Corporation shall be deemed to authorize the execution thereof on its behalf by the Chief Executive Officer, the President, Chief Financial Officer, or any Vice President (an "Authorized Officer"). Furthermore, each Authorized Officer shall be authorized to enter into any contract or execute any instrument in the name of and on behalf of the Corporation in matters arising in the ordinary course of the Corporation's business and to the extent incident to the normal performance of such Authorized Officer's duties.

ARTICLE V

Stock

Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue

(i) a new certificate of stock or (ii) uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants and beneficiaries, against all liability and loss suffered and expenses (including reasonable attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including reasonable attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including reasonable attorneys’ fees) of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit entity.

Section 6.6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to, or repeal or elimination of, these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.

Section 6.9. Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by this Article VI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3. Method of Notice. Whenever notice is required by law, the Certificate of Incorporation or these bylaws to be given by the Corporation to any director or stockholder, personal notice shall not be required and any such notice may be given in writing (a) by U.S. mail, postage prepaid, addressed to such director, committee member, or stockholder at his, her, or its mailing address as it appears on the records of the Corporation, or (b) by any other method permitted by the General Corporation Law of the State of Delaware (including, but not limited to, courier service, facsimile, electronic mail, or other means of electronic transmission) directed to the addressee at his, her, or its mailing address, as it appears on the records of the Corporation, facsimile number at which he she, or it has consented to receive notice, or electronic mail address as it appears on the records of the Corporation. Any notice given by the Corporation shall be deemed to have been given when: (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (2) if delivered by courier service, the earlier of when the notice is received or left at a director’s or stockholder’s address; or (3) if sent by electronic mail, when directed to a director’s or stockholder’s electronic mail address unless, in the case of a stockholder, the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law. A notice given to a stockholder by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Section 7.4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Section 7.6. Amendment of Bylaws. Subject to any additional affirmative vote required by or pursuant to the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors.

Section 7.7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.8. ASX Listing. If the Corporation is admitted to the official list of ASX, the following clauses apply:

(A)
Notwithstanding anything contained in these bylaws, if the Listing Rules of ASX and any other rules of ASX which are applicable while the Corporation is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express waiver by ASX ("Listing Rules"), prohibit an act being done, the act shall not be done.

(B)
Nothing contained in these bylaws prevents an act being done that the Listing Rules require to be done.

(C)
If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(D)
If the Listing Rules require these bylaws to contain a provision and they do not contain such a provision, these bylaws are deemed to contain that provision.

(E)
If the Listing Rules require these bylaws not to contain a provision and they contain such a provision, these bylaws are deemed not to contain that provision.

(F)
If any provision of these bylaws is or becomes inconsistent with the Listing Rules, these bylaws are deemed not to contain that provision to the extent of the inconsistency.

Section 7.9. Small holdings sale facility.

(A)
In this Section 7.9:

"CDI" means a CHESS Depositary Interest, being a unit of beneficial ownership in 1/5 of a share of common stock of the Corporation or such other ratio as may be adopted by the Corporation from time to time.

"CDI holder" means a holder of the Corporation's CDIs.

"Marketable Parcel" means a number of CDIs equal to a marketable parcel as defined in the ASX Listing Rules and the ASX Settlement Operating Rules, calculated on the day before the Corporation gives notice under Section 7.9(B).

"takeover" means a takeover bid (as that term is defined in section 9 of the Corporations Act 2001 (Cth)) or a similar bid under the laws of a foreign jurisdiction outside of Australia.

(B)
For so long as the Corporation is admitted to the official list of the ASX, the Corporation may sell the CDI holding of a CDI holder who holds less than a Marketable Parcel of CDIs, provided that the Corporation complies with each of the following: (i) the Corporation may do so only once in any 12- month period; (ii) the Corporation must notify the CDI holder in writing of its intention to sell such CDIs in accordance with this Section 7.9; (iii) the CDI holder must be given at least 6 weeks from the date the notice is sent in which to tell the Corporation that the CDI holder wishes to retain its CDI holding; (iv) if the CDI holder tells the Corporation in accordance with Section 7.9(B)(iii) that the CDI holder wishes to retain its CDI holding, the Corporation will not sell the holding; (v) the power to sell lapses following the announcement of a takeover but the procedure may be started again after the close of the offers made under the takeover; (vi) the Corporation or the purchaser must pay the costs of the sale; and (vii) the proceeds of the sale will not be distributed until the Corporation has received any certificate relating to the CDIs (or is satisfied that the certificate has been lost or destroyed).
(C)
The Corporation may, before a sale is effected under this Section 7.9, revoke a notice given or suspend or terminate the operation of this Section 7.9 either generally or in specific cases.

If a CDI holder is registered in respect of more than one parcel of securities (whether CDIs or shares of common stock), the Corporation may treat the CDI holder as a separate CDI holder in respect of each of those parcels so that this Section 7.9 will operate as if each parcel was held by different CDI holders.Section 7.10. Delivery to the Corporation. Whenever Article I of these bylaws require one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by Article I of these bylaws.